As Filed With The Securities and Exchange Commission On September 5, 2001
Registration No. 333-67586

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
___________
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________________

VULCAN MATERIALS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	1400 (Primary Standard Industrial Classification Code Number)	63-0366371 (IRS Employer Identification Number)

1200 Urban Center Drive
Birmingham, Alabama 35242
(205) 298-3000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

William F. Denson, III, Esq.
Senior Vice President, General Counsel
and Secretary
1200 Urban Center Drive
Birmingham, Alabama 35242
(205) 298-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
David N. Brown, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000
_________________________

Approximate date of commencement of proposed sale to public:
From time to time after this registration statement becomes effective.
__________________________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [x]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 5, 2001.
PROSPECTUS VULCAN MATERIALS COMPANY $ 900,000,000 Debt Securities Common Stock Preference Stock Depository Shares Warrants Stock Purchase Contracts Stock Purchase Units ____________

Vulcan Materials Company may, from time to time, offer and sell debt securities, common stock, preference stock, depository shares, warrants, stock purchase contracts and stock purchase units to the public. We will provide specific terms of such securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol "VMC."

The date of this prospectus is , 2001.

ABOUT THIS PROSPECTUS

          This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings which will aggregate up to a total dollar amount of $900,000,000 or the equivalent denominated in foreign currencies or foreign currency units.

          This prospectus provides you with a general description of the debt securities, common stock, preference stock, depository shares, warrants, stock purchase contracts, and stock purchase units we may offer. Each time we sell such securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

          You should rely only on the information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

          Unless we have indicated otherwise, references in this prospectus to "Vulcan," "we," "us" and "our" or similar terms are to Vulcan Materials Company and its consolidated subsidiaries.
TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Ratio Of Earnings To Fixed Charges
Use Of Proceeds
Description Of The Debt Securities
Description Of Capital Stock
Description Of Depositary Shares
Description Of Warrants
Description Of Stock Purchase Contracts And Stock Purchase Units
Plan Of Distribution
Legal Matters
Experts

PAGE 3 4 4 5 6 6 6 17 20 21 22 22 24 24
WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC's public reference room in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov.

          The SEC permits us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities being registered or until this offering is otherwise terminated:

          -     Vulcan's Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

          -     Vulcan's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended;

          -     Vulcan's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

          -     Vulcan's Current Reports on Form 8-K dated January 31, 2001, February 7, 2001 and March 8, 2001.

          If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: William F. Denson, III, Secretary, telephone: (205) 298-3000.

          If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document or prospectus supplement.

          We have filed with the SEC a registration statement on Form S-3 under the Securities Act, covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
FORWARD-LOOKING STATEMENTS

          This prospectus or any prospectus supplement, including the documents we incorporate by reference, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings, or levels of capital expenditures. Statements to the effect that we or our management "anticipate," "believe," "estimate," "expect," "plan," "predict," or "project" a particular result or course of events, or that a result or event "should" occur, and other similar expressions, identify these forward-looking statements. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports we periodically file with the Securities and Exchange Commission. These risks, uncertainties, and assumptions may cause our actual results or performance to be materially different from those expressed or implied by the forward-looking statements. We caution prospective investors that forward-looking statements are not guarantees of future performance and that actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.

THE COMPANY

          We are principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals. We operate through two business segments: construction materials and chemicals. We are the largest producer of construction aggregates in the United States and are one of the nation's leading producers of chemicals. A more detailed description of our business and our subsidiaries is contained in the documents that we have incorporated by reference in this prospectus, which are listed under the heading "Where You Can Find More Information."

          Our business strategy is to strengthen further our leading position in the construction aggregates industry and to maintain profitable growth in the chemicals business. We were formed under the laws of the State of New Jersey in 1956. Our principal executive office is located at 1200 Urban Center Drive, Birmingham, Alabama 35242 and our telephone number is (205) 298-3000.

Construction Materials Segment

          We are the largest producer of construction aggregates in the United States. Our aggregates business consists primarily of the production and sale of crushed stone, sand and gravel, rock asphalt, recrushed concrete and crushed slag. In addition to construction aggregates, we produce asphalt mix and ready-mixed concrete, and provide services related to asphalt and paving construction.

          Our business strategy for our construction materials segment focuses on:

          -     preserving and strengthening our leadership positions in existing markets;

          -     pursuing profitable growth in current and new market areas;

          -     maintaining a strong reserve position;

          -     reducing production costs; and

          -     achieving strong performance in safety, health, and environmental stewardship and community relations.

Chemicals Segment

          Our chemicals segment is organized into two business units: the chloralkali business unit and the performance chemicals business unit.

          Chloralkali Business Unit

          The chloralkali business unit produces chlorine, caustic soda, hydrochloric acid, potassium chemicals, and chlorinated organic chemicals. These products are marketed primarily in North America, the Far East, and Western Europe. Principal end markets for these products include the chemical processing, refrigeration, polymer, food and pharmaceutical, pulp and paper, textile, and water management industries.

          Our strategy for the chloralkali business unit is to enhance profitability by optimizing production flexibility and plant operating rates, expanding core businesses, and entering new markets.

          Performance Chemicals Business Unit

          The performance chemicals business unit offers specialty and custom chemical products, services, technologies, and manufacturing capabilities to a number of industries including pulp and paper, and water management.

          The performance chemicals business unit is the largest North American producer of sodium chlorite and a leading provider of systems for generating chlorine dioxide. It also manufactures the broadest product line of phosphonates of any commercial producer in the United States. Performance chemicals markets its products in North and South America, the Far East, and Western Europe.

          Our strategy for the performance chemicals business unit is to broaden its product lines to better serve target industries, integrate acquired businesses, and further expand into international markets.
RATIO OF EARNINGS TO FIXED CHARGES
Year Ended December 31					Six Months Ended June 30
1996 16.0	1997 17.8	1998 18.9	1999 5.7	2000 5.0	2000 5.4	2001 4.0

          We have computed our ratio of earnings to fixed charges for each period by dividing earnings by fixed charges. For purposes of the computations we calculated earnings by adding our pretax income, our fixed charges and the amount we amortize for capitalized interest, and then we subtracted the credits we take for interest capitalized. We determined fixed charges by adding the interest we pay on our indebtedness, one-third of our total rental expenses, and the amount we amortize for debt financing costs. One-third of our total rental expenses is the approximate portion that represents interest.
USE OF PROCEEDS

          Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we will use for retiring our outstanding commercial paper, to finance any increase in working capital, acquisitions, general corporate purposes and any other purpose specified in a prospectus supplement. We may conduct concurrent or additional financings at any time.
DESCRIPTION OF THE DEBT SECURITIES

          The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

General

          We will issue from time to time one or more series of debt securities under indentures between us and The Bank of New York, as trustee. The indentures do not limit the amount of debt securities which we may issue.

          The debt securities will be our direct, unsecured obligations. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of , or in exchange for, other securities. We currently conduct substantially all of our operations through subsidiaries, and the holders of our debt securities (whether senior or subordinated) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

          The following description is only a summary of the material provisions of the indentures for the debt securities and is qualified by reference to the indentures, which are incorporated into this prospectus by reference. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. A copy of each indenture is included as an exhibit to this registration statement and is available upon request made to us. The summary below of the general terms of the debt securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of debt securities.

Terms Applicable To Debt Securities

          The prospectus supplement for a particular series of debt securities will specify the following terms of that series of debt securities:

-	the designation, the aggregate principal amount and the authorized denominations, if other than $1,000 and integral multiples of $1,000;
-	the percentage of their principal amount at which the debt securities will be issued;
-	the date or dates on which the debt securities will mature;
-	the currency, currencies or currency units in which payments on the debt securities will be payable;
-	the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;
-

the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

-	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;
-	any sinking fund obligation with respect to the debt securities;
-	any terms pursuant to which the debt securities may be convertible or exchangeable into equity or other securities;
-

whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of "senior indebtedness";

-	any special United States federal income tax consequences;
-	any addition to or change in the events of default described in this prospectus or the applicable indenture with respect;
-	any addition to or change in the covenants described in this prospectus or the applicable indenture;
-	whether the debt securities will be issued in the form of one or more permanent global debt securities;
-	the exchanges, if any, on which the debt securities may be listed; and
-	any other material terms of the debt securities consistent with the provisions of the indentures.

          Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Original Issue Discount Securities

          Some of the debt securities may be issued as "original issue discount securities" to be sold at a substantial discount below their stated principal amount. Original issue discount securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the debt securities may be accelerated will be set forth in the prospectus supplement relating to those debt securities. The prospectus supplement relating to a particular series of discounted debt securities will describe any Federal income tax consequences and other special consequences applicable to those discounted debt securities.

Reopening Of Issue

          We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including issue date, maturity and interest rate) as the debt securities of that series issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities of that series issued on the earlier date.

Ranking

          The senior debt securities will be unsecured and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. Any subordinated debt securities will be obligations of ours and will be subordinated in right of payment to both our existing and any future senior indebtedness. The prospectus supplement relating to those debt securities will describe the subordination provisions and set forth the definition of "senior indebtedness" applicable to those subordinated debt securities and the approximate amount of senior indebtedness outstanding as of a then recent date.

Redemption and Repurchase

          Debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

          The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preference stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Covenants

          The indentures provide that, except as otherwise set forth under "Defeasance and Discharge," below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants contained in the indentures including the following:

Payment Of Securities

          We will duly and punctually pay the principal of and any premium or interest on the debt securities in accordance with the terms of the debt securities and the indentures.

Maintenance Of Office Or Agency

          We will maintain in the City of New York, an office or agency where the debt securities may be paid and notices and demands to or upon us in respect of the debt securities and the indentures may be served and an office or agency where debt securities may be surrendered for registration of transfer or exchange. We will give prompt written notice to the trustee of the location, and any change in the location, of any such office or agency. If at any time we shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address of any required office or agency, all presentations, surrenders, notices and demands may be served at the office of the trustee.

Further Assurances

          We and the trustee will execute and deliver all documents, instruments and agreements, and do all other acts and things as may be reasonably required, to enable the trustee to exercise and enforce its rights under the indentures and under the documents, instruments and agreements required under the indentures and to carry out the intent of the indentures.

Limitation On Sale/Leaseback Transactions

          Under the terms of the indentures, we shall not, and we shall not permit any subsidiary to, enter into any sale/leaseback transaction with respect to any property (except for (1) a transaction providing for a lease for a term, including any renewal thereof, of not more than three years, (2) a transaction between us and a wholly-owned subsidiary or between wholly-owned subsidiaries or (3) any lease of property acquired after the date of the initial issuance of any series of securities if the rent payable by us or such subsidiary thereunder is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof), if the commitment by or on behalf of the purchaser is obtained more than 180 days after the later of the acquisition, construction, improvement or operation of such property unless one of the following appears:

-	we or such subsidiary would be entitled to issue, assume, guarantee or become liable for debt secured by a lien on such property without equally and ratably securing the securities, or
-

we shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased to the retirement, within 180 days after the effective date of such sale/leaseback transaction.

          Notwithstanding the provisions of this covenant we may enter into a sale/leaseback transaction so as to create an aggregate amount of attributable debt which, together with all indebtedness and all attributable debt then outstanding, does not exceed 15% of consolidated net tangible assets.

          As used in the indentures, the following terms are defined as follows:

          "attributable debt" means as of the time of the determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation under the lease for rental payments.

          "consolidated net tangible assets" means as of any particular time the aggregate amount of assets after deducting therefrom (1) all current liabilities and (2) all goodwill, excess of costs over assets acquired, trade names, trademarks, copyrights, patents, unamortized debt discount and expense and other like intangibles, all as shown on our most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

          "subsidiary" means with respect to us, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or us and one or more of our other subsidiaries.

          "sale/leaseback transaction" of a person means any arrangement whereby property has been or is to be sold or transferred by such person to any person with the intention on the part of such person of taking back a lease of such property with a term of more than 36 months pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and such property is in fact so leased by such person.

Limitation On Liens

          Under the terms of the indentures, we will not, and will not permit any of our subsidiaries to, issue, assume, guarantee or become liable for any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any mortgage, security interest, pledge or lien of or upon shares of capital stock or indebtedness issued by us or any of our subsidiaries and owned by us or our subsidiaries. If we secure the debt securities in this manner, we have the option of securing any of our other debt or obligations, or those of any subsidiary, equally and ratably with the debt securities, as long as the other debt or obligations are not subordinate to the debt securities. This covenant has significant exceptions; it does not apply to the following liens:

-		liens on property, shares of stock or debt, either:
	-	existing at the time we acquire the property, stock or debt, including acquisition through merger or consolidation;
	-	securing all or part of the cost of acquiring the property, stock or debt or constructing on the property; or
-

securing debt to finance the purchase price of the property, stock or debt or the cost of constructing on the property that were incurred prior to or at the time the property, stock or debt was acquired or within 180 days after we acquire the property, stock or debt or complete construction on the property.

-		liens on property of a corporation existing at the time such corporation first becomes a subsidiary;
-		liens securing indebtedness of a wholly-owned subsidiary to us or to a wholly-owned subsidiary;
-

mechanic's liens, tax liens, liens in favor of any governmental body to secure our obligations under a contract or statute with respect to any property of ours or any of our subsidiaries which were not incurred in connection with the borrowing of money or the obtaining of advances or credits or the acquisition of property;

-		liens by reason of any judgment, decree or order of any court; and
-		any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to above.

          We also agree that the principal amount of indebtedness secured by such liens shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

          Notwithstanding the provisions of this covenant, we and our subsidiaries may issue, assume, guarantee or become liable for indebtedness secured by liens which would otherwise be subject to the restrictions of this covenant in an aggregate amount which, together with all indebtedness then outstanding does not exceed 15% of Consolidated Net Tangible Assets.

Merger, Consolidation Or Sale Of Assets

          We have agreed, for the benefit of the holders of the debt securities, to a covenant restricting our activities in connection with a consolidation, merger or sale of our assets substantially as an entirety. The indentures generally permit us to consolidate with or merge into another entity. We have agreed, however, not to complete a consolidation, merger or sale of our assets as an entirety unless all of the following conditions are met:
-

the remaining or acquiring entity is a corporation, partnership or trust and it assumes all of our obligations under the indentures, including making all principal, interest and any premium payments, when due, on the debt securities and performing our covenants under the indentures;

-	immediately after giving effect to the consolidation, merger or sale, no event of default would occur or be continuing; and
-

if, as a result of the consolidation, merger or sale, our properties or assets would become subject to a mortgage, pledge or other lien that would not be permitted by the indentures, the remaining or acquiring entity will secure the debt securities equally and ratably with or prior to the debt secured by the mortgage, pledge or lien.

          If we complete a consolidation, merger or sale of assets, we will be released from all our liabilities and obligations under the indentures and the debt securities. In addition, the remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the remaining or acquiring corporation will be permitted to exercise our rights and powers under the indentures. This "Consolidation, Merger or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among us and any of our subsidiaries.

SEC Reports

          We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Securities Exchange Act and, in accordance with those requirements, file certain reports and other information with the SEC. See "Where You Can Find More Information." In addition, if Sections 13 and 15(d) cease to apply to us, we will covenant in the indentures to file those reports and information with the trustee, and to mail such reports and information to holders of the debt securities at their registered addresses, for so long as any debt securities remain outstanding.

Compliance Certificates

          The indentures require that we file annually with the trustee a certificate describing any "Default," which is defined in the indentures as any event which is, or after notice or passage of time or both would be, an Event of Default, by us in the performance of any conditions or covenants under the indentures and the status of any such Default. We also must give the trustee notice within ten days of the occurrence of certain Defaults under the indentures that could mature into Events of Default, as described under the caption "Events of Default" below.

Events Of Default

          "Events of Default" with respect to debt securities of a series are defined in the indentures as any of the following:

          (a)     default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

          (b)     default in payment of principal or premium, if any, when due on the debt securities of such series;

          (c)     default in the making of any sinking fund payment or analogous obligation on the debt securities of such series;

           (d)     material default in our performance of any other covenants or agreements in respect of the debt securities of such series contained in the indentures or the debt securities for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

           (e)     certain events of bankruptcy, insolvency and reorganization; and

           (f)     any other event of default provided for that series of debt securities.

          An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities.

          The indentures provide that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities, may declare the principal amount of those debt securities and any accrued and unpaid interest on those debt securities to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may, under the circumstances specified in the indentures, rescind their request to accelerate payment of that series.

          A holder of a debt security of any series may pursue any remedy under the indentures only if all of the following occur:
-	the holder gives the trustee written notice of a continuing event of default for that series;
-	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings;
-	the holder offers the trustee indemnity reasonably satisfactory to the trustee for any expenses or liabilities that the trustee might incur in pursuing the remedy;
-	the trustee fails to act for a period of 60 days after receiving the notice, request and offer of indemnity described above; and
-

during the 60-day period, the holders of a majority in principal amount of the debt securities do not give the trustee a direction inconsistent with the written request that the trustee institute proceedings.

          This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of an overdue payment.

          In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:
-	conducting any proceeding for any remedy available to the trustee; or
-	exercising any trust or power conferred on the trustee with respect to that series.

          The indentures require that we file annually with the trustee a certificate describing any Default by us in the performance of any conditions or covenants that has occurred under the indentures and its status. See "Covenants -Compliance Certificates" above.

          The trustee will be entitled under the indentures, subject to the duty of the trustee during a Default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indentures at the direction of the registered holders of the debt securities. The indentures also provide that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indentures may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

          The indentures provide that while the trustee generally must mail notice of a Default or Event of Default to the registered holders of the debt securities of any series issued under the indentures within 90 days of occurrence, the trustee may withhold notice of any Default or Event of Default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification Of The Indentures

          We and the trustee may amend or supplement the indentures if the holders of a majority in principal amount of the outstanding debt securities of each series of debt securities affected by the amendment or supplement consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:
-	reduce the amount of principal we have to repay or change the date of maturity,
-	reduce the rate or change the time of payment of interest,
-	change the currency of payment,
-	modify any redemption or repurchase right to the detriment of the holder,
-	reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment or supplement,
-

change the provisions of the indentures relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or the provisions relating to amendments of the indentures that require the consent of registered holders of each affected series, or

-	impair a holder's right to sue to enforce any payment on the debt securities after a payment is due.

          We may amend or supplement the indentures or waive any provision of it without the consent of any holders of debt securities:
-	to cure any ambiguity, omission, defect or inconsistency,
-	to provide for the assumption of our obligations under the indentures by a successor upon any merger or consolidation or the sale of substantially all our assets,
-	to add covenants that would benefit the holders of any debt securities, and
-	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect.

          The holders of a majority in principal amount of debt securities of any series may waive, as to that series, the requirement that we comply with the covenants in the indentures summarized above under "Covenants - Limitation on Sales/Leaseback Transactions." The holders of a majority in principal amount of the debt securities of any series may waive any other past default under the indentures with respect to that series, except for the following defaults which cannot be waived without the consent of each affected registered holder of series:
-	a default in the payment of the principal of or any premium or interest on debt securities of that series, and
-	a default under any covenant or provision of the indentures which cannot be modified or amended without the consent of each affected registered holder of that series.

Actions By Holders

          A holder of any series of debt securities may not pursue any remedy with respect to the indentures or the debt securities of such series (except a registered holder of a series of debt securities may bring an action for payment of overdue principal, premium, if any, or interest on that series), unless:

-	the registered holder has given written notice to the trustee of such series of a continuing Event of Default,
-	registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy,
-	such registered holder or holders have offered the trustee of such series security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense,
-	the trustee of such series has not complied with such request within 60 days of such request and offer, and
-	the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series an inconsistent direction during that 60-day period.

Defeasance, Discharge And Termination

          Defeasance And Discharge

          The indentures provide that we will be discharged from any and all obligations in respect of a series of debt securities, and the provisions of the indentures will no longer be in effect with respect to that series of debt securities (except for, among other matters, certain obligations to register the transfer or exchange of those debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust, and the rights of holders of that series to receive payments of principal, premium, if any, and interest), upon the date of an irrevocable deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide money, or a combination thereof, in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of the applicable indenture and those debt securities. Such a trust may only be established if, among other things:

          (a)     we have delivered to the trustee an opinion of counsel (who may not be an employee of ours) to the effect that (i) registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, (ii) such defeasance will not cause any outstanding series of debt securities listed on a nationally recognized securities exchange to be delisted as a result thereof, and (iii) the deposit for the defeasance would not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940.

           (b)     no Default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit and such deposit shall not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound.

          (c)     such defeasance will not cause the trustee with respect to the series to have a conflict of interest under the indenture with respect to any debt securities.

          (d)     we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance under the applicable indenture are fulfilled.

          "U.S. Government Obligations" are defined under the indentures to mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect to the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation by such depository receipt.

          Defeasance Of Covenants And Certain Events Of Default

          The indentures further provide that, with respect to a series of debt securities issued under an indenture, the provisions of the indenture described under "Covenants -- Limitation on Liens" will no longer be in effect, clause (d) under "Events of Default" shall be deemed not to be Events of Default under the indenture, and the provisions described herein under "Ranking" shall not apply, upon the deposit with the trustee, in trust, of money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities when due in accordance with the terms of the indenture. Such a trust may only be established if, among other things, the provisions described in clause (b) of the immediately preceding paragraph have been satisfied and we have delivered to the trustee an opinion of counsel (who may not be an employee of ours) to the effect that the registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

          In the event we exercise our option not to comply with the covenants and certain other provisions of the indentures with respect to a series of debt securities as described in the immediately preceding paragraph, and that series of debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, while the amount of money or U.S. Government Obligations on deposit with the trustee will be sufficient to pay principal of and interest on that series on the respective dates on which such amounts are due, they may not be sufficient to pay amounts due on that series at the time of the acceleration resulting from such Event of Default. However, we shall remain liable for such payments.

          Termination Of Vulcan's Obligations In Certain Circumstances

          The indentures further provide that we will be discharged from any and all obligations in respect of a series of debt securities and the provisions of the applicable indenture will no longer be in effect with respect to that series of debt securities (except to the extent provided under "Defeasance and Discharge") if that series of debt securities mature within one year and we deposit with the trustee, in trust, money or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due in accordance with the terms of the indenture and the debt securities. Such a trust may only be established if, among other things,
-	no Default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit,
-

such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which we are a party or by which we are bound and

-	we have delivered to the trustee an opinion of counsel stating that such conditions have been complied with.

          Pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Unclaimed Money

          Subject to any applicable abandoned property law, the indentures provide that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Concerning The Trustee And Paying Agent

          The Bank of New York will initially act as trustee and paying agent for the debt securities issued pursuant to this prospectus.

          The Bank of New York currently acts as trustee under an indenture with us dated as of May 1, 1991, and debt securities are presently outstanding under such indenture. We may have in the future other relationships with The Bank of New York.

          We will describe in the applicable prospectus supplement any material business and other relationships (including additional trusteeships), other than the trusteeship under the indentures, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indentures, on the other hand.

Governing Law

          The laws of the State of New York will govern the indentures and each series of debt securities.

Book-Entry System

          Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. Upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global notes to the accounts of persons who have accounts with DTC. Each account initially will be designated by or on behalf of the underwriters, dealer or agents. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). DTC currently limits the maximum denomination of any single global note to $400,000,000.

          So long as DTC or its nominee is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global notes for all purposes under the indentures and the debt securities. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indentures.

          Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes. Neither we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell debt securities to persons in states which require delivery of certificated notes or to pledge their debt securities, such holder must transfer its interest in the global notes in accordance with the normal procedures of DTC and the procedures set forth in the indentures.

          DTC has advised us that it will take any action permitted to be taken by a holder of a series of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes relating to such series is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under a series of debt securities, DTC will exchange the global notes relating to such series for certificated notes which it will distribute to its participants.

          DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to "indirect participants" such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

          If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, or if we otherwise choose to issue definitive debt securities, we will issue certificated notes in exchange for the global notes. In either instance, an owner of a beneficial interest in a global note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons. We will maintain in the City of New York, one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of your debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Same-Day Settlement In Respect Of Global Notes

          Global notes held by DTC will trade in DTC's Same-Day Funds Settlement System until maturity and secondary market trading activity in the debt securities will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on the trading activity in the debt securities.
DESCRIPTION OF CAPITAL STOCK

          Our authorized capital stock consists of 480,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preference stock, without par value. The following summary is qualified in its entirety by the provisions of our certificate of incorporation and by-laws, which have been filed as exhibits to the registration statement of which this prospectus constitutes a part.

Common Stock

          This section describes the general terms of our common stock. For more detailed information, you should refer to our certificate of incorporation and bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

          The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preference stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preference stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock to be outstanding upon the completion of any common stock offering will be fully paid and non-assessable.

Preference Stock

          This section describes the general terms and provisions of our preference stock. The prospectus supplement for a series of preference stock will describe the specific terms of the shares of preference stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preference stock. We will file a copy of the amendment to our certificate of incorporation that contains the terms of each new series of preference stock with the SEC each time we issue a new series of preference stock. Each such amendment to our certificate of incorporation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amendment to our certificate of incorporation before deciding to buy shares of our preference stock as described in the applicable prospectus supplement.

          Our board of directors has been authorized to provide for the issuance of shares of our preference stock in multiple series without the approval of stockholders. With respect to each series of our preference stock, our board of directors has the authority to fix the following terms:
-	the designation of the series;
-	the number of shares within the series;
-	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
-	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
-	whether the shares are redeemable, the redemption price and the terms of redemption;
-	the establishment of a sinking fund, if any, for the purchase or redemption of shares;
-	the amount payable to you for each share you own if we dissolve or liquidate;
-	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
-	any restrictions on issuance of shares in the same series or any other series;
-	any voting rights applicable to the series of preference stock;
-	the seniority or parity of the dividends or assets of the series with respect to other series of preference stock;
-	whether the holders will be entitled to any preemptive or preferential rights to purchase additional securities; and
-	any other rights, preferences or limitations of such series.

          Your rights with respect to your shares of preference stock will be subordinate to the rights of our general creditors. Shares of our preference stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

          Our ability to issue preference stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preference stock containing class voting rights that would enable the holders of such preference stock to block a business combination transaction. The ability to issue preference stock would also facilitate the creation of a shareholders' rights plan, a so called "poison pill." Alternatively, we could facilitate a business combination transaction by issuing a series of preference stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preference stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preference stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Dividend Policy

          Our policy is to pay out a reasonable share of net cash provided by operating activities as dividends, consistent on average with the payout record of past years, and consistent with the goal of maintaining debt ratios within prudent and generally acceptable limits. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and such other factors as the board of directors may deem relevant.

Special Charter Provision

          Our certificate of incorporation contains a "fair price" provision that applies to certain business combination transactions involving any person that beneficially owns at least 10% of the aggregate voting power of our outstanding capital stock ("Voting Stock") or that is an affiliate of Vulcan that has been the beneficial owner of at least 10% of our Voting Stock at any time in the past two years, or any assignee of Voting Stock from such a person, each of these an "Interested Shareholder." The "fair price" provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve any such transaction.

          This voting requirement will not apply to certain transactions, including:

-

any transaction in which the consideration to be received by the holders of each class of capital stock is equal to the highest of (1) the highest price per share paid by the Interested Shareholder on the date the person first became an Interested Shareholder; (2) the highest price per share the Interested Shareholder paid for a share of such class, which purchase was consummated in the past two years; (3) the fair market value per share of the same class on the day such transaction was announced; and (4) the fair market value per share of the same class on the day the person became an Interested Shareholder; or

-	any transaction that is approved by our continuing directors (as defined in our certificate of incorporation).

          This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that did not satisfy the "fair price" criteria.

          The provisions of our certificate of incorporation relating to the "fair price" provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.

New Jersey Anti-Takeover Statute

          New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested shareholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the combination prior to the shareholder becoming an interested shareholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations such as Vulcan covered by the New Jersey statute may not engage at any time in a business combination with any interested shareholder of that corporation unless the combination is approved by the board prior to the interested shareholder's stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested shareholder, or the combination meets minimum financial terms specified by the statute. An "interested shareholder" for this purpose is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, among other things:
-

the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder,

-

the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested shareholder or any affiliate or associate of the interested shareholder of 10% or more of the corporation's assets, or

-	the issuance or transfer to an interested shareholder or any affiliate or associate of the interested shareholder of 5% or more of the aggregate market value of the stock of the corporation.

DESCRIPTION OF DEPOSITARY SHARES

          We may offer preference stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preference stock. Shares of preference stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "depositary" and the holders of the depositary receipts of that series. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preference stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preference stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preference stock to the depositary, we will cause the depositary to issue depositary receipts for the applicable series on our behalf.

          If depositary shares of a series are offered, the prospectus supplement for such depository shares will describe the terms of such depositary shares, the applicable deposit agreement and any related depositary receipts, including the following, where applicable:
-	the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preference stock;
-	the voting by a holder of depositary shares of the preference stock underlying such depositary shares at any meeting called for such purpose;
-	if applicable, the redemption of depositary shares upon our redemption of shares of preference stock held by the depositary;
-	if applicable, the exchange of depositary shares upon an exchange by us of shares of preference stock held by the depositary for debt securities or common stock;
-	if applicable, the conversion of the shares of preference stock underlying the depositary shares into shares of our common stock, other shares of our preference stock or our debt securities;
-	the terms upon which the deposit agreement may be amended and terminated;
-	a summary of the fees to be paid by us to the depositary;
-	the terms upon which a depositary may resign or be removed by us; and
-	any other terms of the depositary shares, the deposit agreement and the depositary receipts.

          If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Vulcan Materials Company, the holder will be entitled to receive at the corporate trust office the number of shares of preference stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preference stock on the basis of the proportion of preference stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preference stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preference stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

          The description of depositary shares in a prospectus supplement will not necessarily be complete, and reference will be made to the applicable deposit agreement, which will be filed with the SEC each time we issue depositary shares.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of debt securities, preference stock, depositary shares, common stock or other securities. Warrants may be issued independently or together with debt securities, preference stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of our company in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

          If warrants of a series are offered, the applicable prospectus supplement will describe the terms of such warrants and the applicable warrant agreement, including the following, where applicable:
-

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

-

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

-

the number of shares and series of preference stock or depositary shares purchasable upon the exercise of warrants to purchase preference stock or depositary shares and the price at which such number of shares of such series of preference stock or depositary shares may be purchased upon such exercise;

-

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

-	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
-	United States federal income tax consequences applicable to such warrants;
-	the amount of warrants outstanding as of the most recent practicable date; and
-	any other terms of such warrants.

          Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

          Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preference stock, depositary shares, or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which we extend the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

          Prior to the exercise of any warrants to purchase debt securities, preference stock, depositary shares, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preference stock, depositary shares, common stock or other securities, as the case may be, purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock, preference stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote associated with such common stock, preference stock or depositary shares.

          The description of warrants of a particular series in a prospectus supplement will not necessarily be complete, and reference will be made to the applicable warrant agreement, which will be filed with the SEC.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

          The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
PLAN OF DISTRIBUTION

          We may sell our securities in and outside the United States through agents, underwriters, dealers or directly to purchasers (which may include our affiliates and stockholders) in a rights offering, or through a combination of these methods. The prospectus supplement for particular securities will include the terms of the offering and the purchase price or initial public offering price of the securities.
-	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
-	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

          We may use an underwriter or underwriters in the offer or sale of our securities.
-

If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities. The underwriters will acquire the securities for their own account.

-

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

-

Underwriters will be allowed to offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters will use the applicable prospectus supplement to sell our securities.

-

Unless otherwise stated in the applicable prospectus supplement, the underwriters' obligation to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.

-	The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
-

The underwriters will be able to resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

-

During and after an offering through underwriters, the underwriters will be allowed to purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

-

The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

          We may use a dealer to sell our securities.
-	If we use a dealer, we, as principal, will sell our securities to the dealer.
-	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
-	We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

          We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

          We may sell our securities in accordance with a redemption or repayment pursuant to their terms by one or more remarketing firms, acting as principals for their own accounts or as agents by us. We will identify any remarketing firm, the terms of its agreements, if any, with us, and its compensation in the applicable prospectus supplement.

          We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
-

If we use delayed delivery contracts, we will disclose that we are using them in our applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

-	These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.
-	We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

          We may indemnify agents, underwriters, dealers and remarketing firms, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

          Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
LEGAL MATTERS

          Unless otherwise indicated in the applicable prospectus supplement, William F. Denson, III, Esq., Senior Vice President, General Counsel and Secretary, will issue an opinion for us on the validity of the common stock offered hereby, and Covington & Burling will issue an opinion for us on the validity of the debt securities offered hereby. Mr. Denson is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally and owns and has options to purchase shares of our common stock.

EXPERTS

          The financial statements as of December 31, 2000, 1999, and 1998, and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated in this prospectus and elsewhere in the registration statement by reference from the Company's Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (such report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 15), which are also incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VULCAN MATERIALS COMPANY
PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the costs and expenses payable by Vulcan Materials Company in connection with sales of the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

SEC Registration Statement filing fee
Legal fees and expenses
Accounting fees and expenses
Trustee's fees and expenses (including counsel fees)
Printing fees
Transfer agent fees
Rating agencies' fees
Miscellaneous

$ 225,000 150,000 30,000 40,000 10,000 5,000 350,000 10,000
Total	$ 820,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons. Article IV of the By-Laws of the Registrant provides as follows:

          (a)     Subject to the provisions of this Article VI, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:
(i)	any person who is or was a director, officer, employee or agent of the corporation;
(ii)

any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (A) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (B) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

(iii)

any person who is or was serving at the request of the corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

(iv)	the legal representative of any of the foregoing persons (collectively, a "Corporate Agent").

          (b)     Anything herein to the contrary notwithstanding, the corporation shall not be obligated under his Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

          (c)     To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been "successful" if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a "reasonable time" or an "abandonment" for purposes of this paragraph (c), and any such determination shall be conclusive and final.

          (d)     To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

          (e)     If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

          (f)     As used herein, the term "Proceeding" shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          (g)     The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.

          The registrant maintains directors and officers liability insurance which insures against liabilities that directors and officers of the registrant may incur in such capacities.

ITEM 16. EXHIBITS.
EXHIBIT NUMBER	DESCRIPTION
1.1[2]	Form of Underwriting Agreement
3.1[3]	Amended and Restated Certificate of Incorporation of Vulcan Materials Company, as amended
3.2[4]	By-laws of Vulcan Materials Company, as restated February 2, 1990, and as last amended July 13, 2001
4.1[1]	Senior Debt Indenture between the Company and The Bank of New York as trustee, dated as of August 31, 2001
4.2[2]	Form of Senior Debt Securities
4.3[1]	Subordinated Debt Indenture between the Company and The Bank of New York as trustee, dated as of August 31, 2001
4.4[2]	Form of Subordinated Debt Securities
4.5[2]	Form of Depository Agreement
4.6[2]	Form of Depository Receipt
4.7[2]	Form of Warrant Agreement
4.8[2]	Form of Warrant Certificate
4.9[2]	Form of Stock Purchase Contract
4.10[2]	Form of Stock Purchase Unit
5.1[1]	Opinion of William F. Denson, III, Esq.
5.2[1]	Opinion of Covington & Burling
+12.1	Statement Regarding Computation of Ratios
23.1[1]	Consent of Deloitte & Touche, LLP, independent public accountants
23.2[1]	Consent of William F. Denson, III, Esq. (included in Exhibit 5.1)
23.3[1]	Consent of Covington & Burling (included in Exhibit 5.2)
+24.1	Powers of Attorney of Directors of Vulcan Materials Company
25.1[1]	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Indenture
25.2[1]	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of Trustee under the Subordinate Debt Indenture

+ Previously filed.

1 Filed herewith.

2 To be filed by amendment or as an exhibit to a report filed by Vulcan Materials Company under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

3 Incorporated by reference to Exhibit 3(a) to Vulcan Materials Company's 1989 Form 10-K Annual Report (File No. 1-4033) and Exhibit 3(i) to Vulcan Materials Company's 1999 Form 10-K Annual Report (File No. 1-4033).

4 Incorporated by reference to Vulcan Materials Company's Form 10-Q Quarterly Report for the quarter ended June 30, 2001 (File No. 1-4033).

ITEM 17. UNDERTAKINGS

          The undersigned registrant hereby undertakes:

           (a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (b)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (d)     If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this 5th day of September, 2001.

VULCAN MATERIALS COMPANY
By /s/Donald M. James Donald M. James Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.
Signature	Title	Date
/s/Donald M. James Donald M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2001

/s/Mark E. Tomkins Mark E. Tomkins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2001

/s/Ejaz A. Khan Ejaz A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	September 5, 2001
The following directors: *Philip J. Carroll, Jr. *Livio D. DeSimone *Phillip W. Farmer *H. Allen Franklin *Ann McLaughlin Korologos *Douglas J. McGregor *James V. Napier *Donald B. Rice *Orin R. Smith	Director Director Director Director Director Director Director Director Director

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated directors of the Registrant pursuant to a power of attorney signed by such director.

/s/William F. Denson, III William F. Denson, III		September 5, 2001

INDEX TO EXHIBITS
EXHIBIT NUMBER	DESCRIPTION
1.1[2]	Form of Underwriting Agreement
3.1[3]	Amended and Restated Certificate of Incorporation of Vulcan Materials Company, as amended
3.2[4]	By-laws of Vulcan Materials Company, as restated February 2, 1990, and as last amended July 13, 2001
4.1[1]	Senior Debt Indenture between the Company and The Bank of New York as trustee, dated as of August 31, 2001
4.2[2]	Form of Senior Debt Securities
4.3[1]	Subordinated Debt Indenture between the Company and The Bank of New York as trustee, dated as of August 31, 2001
4.4[2]	Form of Subordinated Debt Securities
4.5[2]	Form of Depository Agreement
4.6[2]	Form of Depository Receipt
4.7[2]	Form of Warrant Agreement
4.8[2]	Form of Warrant Certificate
4.9[2]	Form of Stock Purchase Contract
4.10[2]	Form of Stock Purchase Unit
5.1[1]	Opinion of William F. Denson, III, Esq.
5.2[1]	Opinion of Covington & Burling
+12.1	Statement Regarding Computation of Ratios
23.1[1]	Consent of Deloitte & Touche, LLP, independent public accountants
23.2[1]	Consent of William F. Denson, III, Esq. (included in Exhibit 5.1)
23.3[1]	Consent of Covington & Burling (included in Exhibit 5.2)
+24.1	Powers of Attorney of Directors of Vulcan Materials Company
25.1[1]	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Indenture
25.2[1]	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of Trustee under the Subordinate Debt Indenture

+ Previously filed.

1 Filed herewith.

2 To be filed by amendment or as an exhibit to a report filed by Vulcan Materials Company under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

3 Incorporated by reference to Exhibit 3(a) to Vulcan Materials Company's 1989 Form 10-K Annual Report (File No. 1-4033) and Exhibit 3(i) to Vulcan Materials Company's 1999 Form 10-K Annual Report (File No. 1-4033).

4 Incorporated by reference to Vulcan Materials Company's Form 10-Q Quarterly Report for the quarter ended June 30, 2001 (File No. 1-4033).